Exhibit 99.1

Investors and Media

Christopher Oltmann

(818) 264-4907

PennyMac Financial Services, Inc. Reports

Third Quarter 2014 Results

Moorpark, CA, November 5, 2014 – PennyMac Financial Services, Inc. (NYSE: PFSI) today reported net income of $55.5 million for the third quarter of 2014, on revenue of $140.6 million. Net income attributable to PFSI common stockholders was $10.5 million, or $0.49 per diluted share.

Third Quarter 2014 Highlights

•	Pretax income of $62.7 million, up 8 percent from the prior quarter

•	Total net revenue of $140.6 million, up 8 percent from the prior quarter

o	Production revenue of $71.6 million, up 12 percent from the prior quarter

o	Servicing revenue of $55.7 million, up 4 percent from the prior quarter

o	Investment Management revenue of $13.3 million, up 4 percent from the prior quarter

•	Total loan production activity of $8.6 billion in unpaid principal balance (UPB), up 16 percent from the prior quarter

•	Servicing portfolio reached $100.1 billion in UPB, up 7 percent from June 30, 2014

•	Net assets under management declined modestly to $2.02 billion, down from $2.14 billion at June 30, 2014

“PennyMac Financial enjoyed record earnings in the third quarter, driven by continued revenue growth in each of our businesses – loan production, loan servicing and investment management,” said Chairman and Chief Executive Officer Stanford L. Kurland.  “We see strong growth momentum in our mortgage banking businesses, including consumer direct lending which is making notable and increasing contributions to our production revenue.  Since our formation nearly seven years ago, we have worked to build a solid operational foundation and culture of strong compliance and governance, which are the essential building blocks for a specialist mortgage firm in today’s market.”

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The following table presents the contribution of PennyMac Financial’s Production, Servicing and Investment Management segments to pretax income:

	Quarter ended September 30, 2014
	Mortgate banking			Investment
	Production	Servicing	Total	management	Total
	(in thousands)
Revenue:
Net gains on mortgage loans held for sale at fair value	$41,308	$6,825	$48,133	$–	$48,133
Loan origination fees	11,823	–	11,823	–	11,823
Fulfillment fees from PMT	15,497	–	15,497	–	15,497
Net servicing fees	–	53,908	53,908	–	53,908
Management fees	–	–	–	11,379	11,379
Carried Interest from Investment Funds	–	–	–	1,902	1,902
Net interest income (expense):
Interest income	5,759	3,216	8,975	–	8,975
Interest expense	3,251	8,462	11,713	–	11,713
	2,508	(5,246)	(2,738)	–	(2,738)
Other	478	230	708	13	721
	71,614	55,717	127,331	13,294	140,625
Expenses	32,535	38,286	70,821	7,112	77,933
Pretax income	$39,079	$17,431	$56,510	$6,182	$62,692

Production Segment

Production includes the correspondent acquisition of newly originated mortgage loans for PennyMac Financial’s own account, fulfillment services on behalf of PennyMac Mortgage Investment Trust (PMT), and consumer direct lending.

PennyMac Financial’s loan production activity totaled $8.6 billion in UPB, of which $4.9 billion in UPB was for its own account, and $3.7 billion was fee-based fulfillment activity for PMT. Interest rate lock commitments (IRLCs) on correspondent government-insured and consumer direct loans totaled $5.6 billion in UPB.

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Production segment pretax income totaled $39.1 million, an increase of 19 percent from the second quarter, driven by an increase in fulfillment fees received from PMT and net gains on mortgage loans held for sale, which benefitted from a 35 percent increase in consumer direct lock volumes.

The components of net gains on mortgage loans held for sale revenue are detailed in the following table:

	Quarter ended
	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands)
MSR value	$61,200	$49,660	$60,137
Mortgage servicing rights recapture payable to PennyMac Mortgage Investment Trust	(2,143)	(2,526)	(86)
Provision for representations and warranties	(1,583)	(1,204)	(1,069)
Cash investment (1)	(8,473)	(15,308)	(4,936)
Fair value changes of pipeline, inventory and hedges	(868)	9,082	(28,097)
Net gains on mortgage loans held for sale	$48,133	$39,704	$25,949

(1) Net of cash hedge expense.

PennyMac Financial performs fulfillment services for conventional conforming and jumbo loans acquired by PMT in its correspondent production business. These services include, but are not limited to: marketing, relationship management, the approval of correspondent sellers and the ongoing monitoring of their performance; reviews of loan data, documentation and appraisals to assess loan quality and risk; and pricing, hedging and activities related to the subsequent sale and securitization of loans in the secondary mortgage markets for PMT. Fees earned from fulfillment of correspondent loans on behalf of PMT totaled $15.5 million in the third quarter, compared to $12.4 million in the second quarter. The increase was driven by a higher volume of conventional conforming and jumbo correspondent acquisitions by PMT during the third quarter. The average fulfillment fee earned for the third quarter was 42 basis points.

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Servicing Segment

Servicing includes income from owned mortgage servicing rights, in addition to subservicing and special servicing activities. Loan servicing pretax income totaled $17.4 million in the third quarter, a decrease of 13 percent from the prior quarter. Net loan servicing fees totaled $53.9 million for the quarter, a 5 percent quarter-over-quarter decrease, which included a $1.8 million decline in servicing fees due to lower activity fees in special servicing, a $3.0 million increase in amortization from a growing servicing portfolio, and a $2.2 million improvement in valuation changes for MSRs and hedges.

The following table presents a breakdown of the net servicing fees:

	Quarter ended
	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands)
Servicing fees (1)	$64,708	$66,493	$29,562
Effect of MSRs:
Amortization and realization of cash flows	(19,703)	(16,729)	(5,367)
Change in fair value and reversal of (provision for) impairment of MSRs carried at lower of amortized cost or fair value	261	(12,474)	(2,767)
Change in fair value of excess servicing spread financing	9,538	10,062	(29)
Hedging (losses) gains	(896)	9,617	–
Total amortization, impairment and change in fair value of MSRs	(10,800)	(9,524)	(8,163)
Net loan servicing fees	$53,908	$56,969	$21,399

(1) Includes contractually-specified servicing fees.

Servicing segment expenses increased to $38.3 million, a 13 percent increase from the second quarter, primarily driven by the growth in the servicing portfolio and an increase in loss reserves associated with servicing advances on Ginnie Mae loans.

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The total servicing portfolio reached $100.1 billion in UPB, an increase of 7 percent from June 30, 2014. Of the total servicing portfolio at September 30, 2014, prime servicing was $95.9 billion in UPB and special servicing was $4.2 billion in UPB. The Company subservices and services under contract $38.0 billion in UPB, an increase of 7 percent from June 30, 2014, resulting from new correspondent acquisitions by PMT. PennyMac Financial’s MSR portfolio grew to $60.9 billion in UPB, an increase of 7 percent over the prior quarter, resulting from the acquisition of government-insured loans in correspondent production, consumer direct lending activities, and the acquisition of MSR portfolios totaling $1.6 billion in UPB.

The table below details PennyMac Financial’s servicing portfolio as of September 30, 2014:

	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands)
Loans serviced at period end:
Prime servicing:
Subserviced for Advised Entities	$33,848,483	$31,169,742	$24,540,141
Owned MSRs - Originations	33,297,161	29,546,095	20,024,781
Owned MSRs - Acquisition	27,568,250	27,505,329	1,700,612
Mortgage loans held for sale	1,217,599	959,014	490,088
Total prime servicing	95,931,493	89,180,180	46,755,622
Special servicing:
Subserviced for Advised Entities	4,152,284	4,385,088	5,015,113
Owned MSRs - Acquisitions	–	–	1,051,220
Subserviced for non-affiliates	–	–	50,379
Total special servicing	4,152,284	4,385,088	6,116,712
Total loans serviced	$100,083,777	$93,565,268	$52,872,334

Mortgage loans serviced:
Servicing rights owned	$60,865,411	$57,051,424	$22,776,613
Subserviced	38,000,767	35,554,830	29,605,633
Mortgage loans held for sale	1,217,599	959,014	490,088
Total mortgage loans serviced	$100,083,777	$93,565,268	$52,872,334

Investment Management Segment

PennyMac Financial manages PMT and certain investment funds, for which it earns base management fees and incentive compensation. Net assets under management were approximately $2.02 billion as of September 30, 2014, a decrease of 6 percent from June 30, 2014. The decrease was primarily due to a reduction in the private investment funds resulting from the planned return of capital to their investors.

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Pretax income for the Investment Management segment was $6.2 million, an increase of 16 percent from the second quarter. Management fees, which include base management fees and incentive fees from PMT and management fees from the Investment Funds, increased 3 percent from the prior quarter, primarily due to a $0.5 million increase in incentive fee revenue from PMT resulting from improved performance in recent periods. Carried interest income from the Investment Funds increased by $0.1 million.

The following table presents a breakdown of management fees and carried interest:

	Quarter ended
	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands)
Management fees:
PennyMac Mortgage Investment Trust
Base	$6,033	$5,838	$5,104
Performance incentive	3,590	3,074	3,435
	9,623	8,912	8,539
Investment Funds	1,756	2,086	2,001
	11,379	10,998	10,540
Carried Interest	1,902	1,834	2,812
Total management fees and Carried Interest	$13,281	$12,832	$13,352

Net assets of Advised Entities:
PennyMac Mortgage Investment Trust	$1,588,041	$1,577,160	$1,494,765
Investment Funds	428,040	565,926	556,013
	$2,016,081	$2,143,086	$2,050,778

Expenses

Expenses for the third quarter totaled $77.9 million, an 8 percent increase from the second quarter, primarily driven by the growing servicing portfolio, increase in loss reserves associated with servicing advances on Ginnie Mae loans, and headcount growth.

“The organic growth of PennyMac Financial is being achieved through the execution of our strategic initiatives through a constantly changing interest rate environment and is not dependent on large acquisitions for success,” concluded Mr. Kurland.  “We have in place the core infrastructure, management, and systems to significantly grow all of our businesses, including loan servicing where our portfolio surpassed $100 billion this quarter.  We believe that our platform is uniquely positioned for further growth in advancing our objective of being the premier mortgage specialist firm in the U.S.”

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Management’s slide presentation will be available in the Investor Relations section of the Company’s website at www.ir.pennymacfinancial.com beginning at 1:30 p.m. (Pacific Standard Time) on Wednesday, November 5, 2014. We encourage investors to submit questions via email to InvestorRelations@pnmac.com; if any questions are submitted, we will post responses via a document on our website.

About PennyMac Financial Services, Inc.

PennyMac Financial Services, Inc. is a specialty financial services firm with a comprehensive mortgage platform and integrated business focused on the production and servicing of U.S. residential mortgage loans and the management of investments related to the U.S. residential mortgage market. PennyMac Financial Services, Inc. trades on the New York Stock Exchange under the symbol "PFSI." Additional information about PennyMac Financial Services, Inc. is available at www.ir.pennymacfinancial.com.

This press release contains forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, regarding management’s beliefs, estimates, projections and assumptions with respect to, among other things, the Company’s financial results, future operations, business plans and investment strategies, as well as industry and market conditions, all of which are subject to change. Words like “believe,” “expect,” “anticipate,” “promise,” “plan,” and other expressions or words of similar meanings, as well as future or conditional verbs such as “will,” “would,” “should,” “could,” or “may” are generally intended to identify forward-looking statements. Actual results and operations for any future period may vary materially from those projected herein and from past results discussed herein. Factors which could cause actual results to differ materially from historical results or those anticipated include, but are not limited to: changes in federal, state and local laws and regulations applicable to the highly regulated industry in which we operate; lawsuits or governmental actions if we do not comply with the laws and regulations applicable to our businesses; the creation of the Consumer Financial Protection Bureau, or CFPB, and enforcement of its rules; changes in existing U.S. government-sponsored entities, their current roles or their guarantees or guidelines; changes to government mortgage modification programs; the licensing and operational requirements of states and other jurisdictions applicable to our businesses, to which our bank competitors are not subject; foreclosure delays and changes in foreclosure practices; certain banking regulations that may limit our business activities; changes in macroeconomic and U.S. residential real estate market conditions; difficulties in growing loan production volume; changes in prevailing interest rates; increases in loan delinquencies and defaults; our reliance on PennyMac Mortgage Investment Trust as a significant source of financing for, and revenue related to, our correspondent production business; availability of required additional capital and liquidity to support business growth; our obligation to indemnify third-party purchasers or repurchase loans that we originate, acquire or assist in with fulfillment; our obligation to indemnify advised entities or investment funds to meet certain criteria or characteristics or under other circumstances; decreases in the historical returns on the assets that we select and manage for our clients, and our resulting management and incentive fees; regulation applicable to our investment management segment; conflicts of interest in allocating our services and investment opportunities among ourselves and our advised entities; the potential damage to our reputation and adverse impact to our business resulting from ongoing negative publicity; and our rapid growth. You should not place undue reliance on any forward-looking statement and should consider all of the uncertainties and risks described above, as well as those more fully discussed in reports and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company undertakes no obligation to publicly update or revise any forward-looking statements or any other information contained herein, and the statements made in this press release are current as of the date of this release only.

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED BALANCE SHEETS

	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands, except share data)
ASSETS
Cash	$77,251	$70,810	$56,398
Short-term investments at fair value	36,335	46,391	127,487
Mortgage loans held for sale at fair value	1,259,991	1,000,415	530,248
Servicing advances	195,246	179,169	105,344
Derivative assets	28,400	34,302	24,066
Carried Interest due from Investment Funds	67,035	65,133	58,134
Investment in PennyMac Mortgage Investment Trust at fair value	1,607	1,646	1,701
Mortgage servicing rights	677,413	621,681	252,858
Receivable from Investment Funds	2,702	4,654	2,541
Receivable from PennyMac Mortgage Investment Trust	21,420	19,636	20,030
Furniture, fixtures, equipment and building improvements, net	11,574	11,452	8,498
Capitalized software, net	580	654	743
Deferred tax asset	52,820	55,754	54,530
Loans eligible for repurchase	58,145	31,496	–
Other	48,108	39,001	11,806
Total assets	$2,538,627	$2,182,194	$1,254,384

LIABILITIES
Mortgage loans sold under agreements to repurchase	$1,072,130	$825,267	$387,883
Note payable	154,948	115,314	56,775
Excess servicing spread financing at fair value	187,368	190,244	2,857
Derivative liabilities	4,440	6,711	5,776
Mortgage servicing liability	4,091	5,821	–
Accounts payable and accrued expenses	62,712	70,353	53,355
Payable to Investment Funds	35,874	34,929	36,424
Payable to PennyMac Mortgage Investment Trust	104,783	95,483	55,523
Payable to exchanged Private National Mortgage Acceptance Company, LLC unitholders under tax receivable agreement	75,925	74,705	58,615
Liability for loans eligible for repurchase	58,145	31,496	–
Liability for losses under representations and warranties	11,762	10,178	7,215
Total liabilities	1,772,178	1,460,501	664,423

STOCKHOLDERS' EQUITY
Class A common stock, par value $0.0001 per share, 200,000,000 shares authorized, 21,525,644, 20,879,486 and 18,887,777 shares issued and outstanding, respectively	2	2	2
Class B common stock, par value $0.0001 per share, 1,000 shares authorized, 58 shares issued and outstanding	–	–	–
Additional paid-in capital	161,309	158,977	136,484
Retained earnings	42,479	31,990	7,990
Total stockholders' equity attributable to PennyMac Financial Services, Inc. common stockholders	203,790	190,969	144,476
Noncontrolling interests in Private National Mortgage Acceptance Company, LLC	562,659	530,724	445,485
Total stockholders' equity	766,449	721,693	589,961
Total liabilities and stockholders’ equity	$2,538,627	$2,182,194	$1,254,384

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PENNYMAC FINANCIAL SERVICES, INC.

CONSOLIDATED STATEMENTS OF INCOME

	Quarter ended
	September 30, 2014	June 30, 2014	September 30, 2013
	(in thousands, except per share data)
Revenue
Net gains on mortgage loans held for sale at fair value	$48,133	$39,704	$25,949
Loan origination fees	11,823	10,345	6,280
Fulfillment fees from PennyMac Mortgage Investment Trust	15,497	12,433	18,327
Net servicing fees:
Loan servicing fees
From non-affiliates	44,647	43,314	14,596
From PennyMac Mortgage Investment Trust	12,325	14,180	10,738
From Investment Funds	1,116	4,161	1,451
Ancillary and other fees	6,620	4,838	2,777
	64,708	66,493	29,562
Amortization, impairment and change in estimated fair value of mortgage servicing rights	(10,800)	(9,524)	(8,163)
Net servicing fees	53,908	56,969	21,399
Management fees:
From PennyMac Mortgage Investment Trust	9,623	8,912	8,539
From Investment Funds	1,756	2,086	2,001
	11,379	10,998	10,540
Carried Interest from Investment Funds	1,902	1,834	2,812
Net interest expense:
Interest income	8,975	6,252	5,093
Interest expense	11,713	8,732	4,156
	(2,738)	(2,480)	937
Change in fair value of investment in and dividends received from PennyMac Mortgage Investment Trust	8	(103)	165
Other	713	735	785
Total net revenue	140,625	130,435	87,194
Expenses
Compensation	48,375	46,971	35,830
Servicing	13,914	11,694	1,931
Technology	4,350	3,741	2,587
Professional services	3,290	2,661	2,831
Loan origination	2,537	1,998	2,802
Other	5,467	5,323	6,296
Total expenses	77,933	72,388	52,277
Income before provision for income taxes	62,692	58,047	34,917
Provision for income taxes	7,232	6,630	3,493
Net income	55,460	51,417	31,424
Less: Net income attributable to noncontrolling interest	44,971	41,799	26,227
Net income attributable to PennyMac Financial Services, Inc. common stockholders	$10,489	$9,618	$5,197

Earnings per common share
Basic	$0.49	$0.45	$0.29
Diluted	$0.49	$0.45	$0.28
Weighted-average common shares outstanding
Basic	21,432	21,142	17,958
Diluted	75,949	75,915	75,876

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